As filed with the Securities and Exchange Commission on November 25, 2002
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------

                            LIQUIDMETAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

             California                                 87-33-0264467
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

     100 North Tampa St., Suite 3150                        33602
            Tampa, Florida                                (Zip Code)
(Address of principal executive offices)

                 Liquidmetal Technologies 1996 Stock Option Plan
      Liquidmetal Technologies 2002 Non-Employee Director Stock Option Plan
               Liquidmetal Technologies 2002 Equity Incentive Plan
                            (Full title of the plans)

              Curt P. Creely                               Copy to:
            Corporate Counsel                          Martin A. Traber
         Liquidmetal Technologies                     Steven W. Vazquez
     100 North Tampa St., Suite 3150                   Foley & Lardner
           Tampa, Florida 33602                100 North Tampa St., Suite 2700
              (813) 314-0280                         Tampa, Florida 33602
   (Name, address and telephone number,                 (813) 229-2300
including area code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                     Proposed
                                                     Maximum            Proposed Maximum
   Title of Securities       Amount to be          Offering Price      Aggregate Offering            Amount of
   to be Registered          Registered (1)        Per Share (2)            Price (2)             Registration Fee
----------------------------------------------------------------------------------------------------------------------
   Common Stock,
    No par value           16,067,517 shares       $1.55 - $15.50         $137,508,230                $12,651
----------------------------------------------------------------------------------------------------------------------

(1) 5,067,517 of the shares registered hereby relate to the Liquidmetal Technologies 1996 Stock Option Plan (the "1996 Plan"); 10,000,000 of the shares registered hereby relate to the Liquidmetal Technologies 2002 Equity Incentive Plan (the "2002 Equity Plan"); and 1,000,000 of the shares registered hereby relate to the Liquidmetal Technologies 2002 Non-Employee Director Stock Option Plan (the "2002 Director Plan"). This Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be issued under the 1996 Plan, the 2002 Equity Plan, and the 2002 Director Plan as the result of any stock split, stock dividend, recapitalization, or similar transaction that results in an increase in the number of the Registrant's outstanding Common Stock.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the offering price per share and the aggregate offering price are derived from the actual exercise price for shares subject to outstanding stock options and the average of the high and low prices of Registrant's Common Stock on November 21, 2002 as reported on the Nasdaq National Market for the shares not yet subject to currently outstanding options. The offering price per share and the aggregate offering price are calculated as follows:

        * 5,067,517 shares of Common Stock issuable pursuant to outstanding options under the 1996 Plan having exercise prices between $1.55 and $15.50 per share, resulting in an aggregate offering price of $28,545,789;

        * 10,000,000 shares authorized under the 2002 Equity Plan, of which (i) 148,097 shares are issuable pursuant to outstanding options having exercise prices between $6.23 and $15.00 per share, resulting in an aggregate offering price of $2,106,387, and (ii) 9,851,903 shares are not yet subject to currently outstanding options, the registration fee for which has been calculated using $9.75, the average of the high and low prices of the Registrant's Common Stock on November 21, 2002, resulting in an aggregate offering price of $96,056,054; and

        * 1,000,000 shares authorized under the 2002 Director Plan, of which (i) 200,000 shares are issuable pursuant to outstanding options having an exercise price of $15.00 per share, resulting in an aggregate offering price of $3,000,000, and (ii) 800,000 shares are not yet subject to currently outstanding options, the registration fee for which has been calculated using $9.75, the average of the high and low prices of the Registrant's Common Stock on November 21, 2002, resulting in an aggregate offering price of $7,800,000.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            The document or documents containing the information specified in
Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.         Incorporation of Documents by Reference.
                ---------------------------------------

         The following documents have been previously filed by Liquidmetal Technologies (the "Registrant") with the Commission and are incorporated herein by reference:

                (a) The Registrant's prospectus contained in the Form S-1 Registration Statement (Registration No. 333-73716) filed with the Commission on November 20, 2001, as amended.

                (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated May 20, 2002, and any amendments or reports filed for the purpose of updating such description.

                (c) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002, and for the quarter ended September 30, 2002, filed on November 14, 2002.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 12(g), 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained in a report or document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed report or document that also is, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.


Item 4.         Description of Securities.
                -------------------------

            Not applicable.

Item 5.         Interests of Named Experts and Counsel.
                --------------------------------------

            Not applicable.

Item 6.         Indemnification of Directors and Officers.
                -----------------------------------------

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director's liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director's fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of our company. In accordance with Section 317, our articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law. Our articles further authorize us to provide indemnification to our agents (including our officers and directors), subject to the limitations set forth above. The articles and bylaws further provide for indemnification of our corporate agents to the maximum extent permitted by California law. Additionally, we maintain insurance policies which insure our officers and directors against certain liabilities.

Item 7.         Exemption from Registration Claimed.
                -----------------------------------

            Not Applicable.

Item 8.         Exhibits.
                --------

            The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

           Exhibit No.                          Exhibit
           ----------                           -------

              (4.1)            Liquidmetal Technologies 1996 Stock Option
                               Plan (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-73716), filed on November 20, 2001 and incorporated by reference.)

              (4.2) Liquidmetal Technologies 2002 Equity Incentive Plan (filed as Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-73716), filed on November 20, 2001 and incorporated by reference.)

              (4.3) Liquidmetal Technologies 2002 Non-Employee Director Stock Option Plan (filed as Exhibit
                               10.24 to the Registrant's Registration
                               Statement on Form S-1 (Registration No.
                               333-73716), filed on November 20, 2001 and incorporated by reference.)

               (5)             Opinion of Foley & Lardner (filed herewith)

              (23.1)           Consent of Deloitte & Touche LLP (filed herewith)

              (23.2)           Consent of Foley & Lardner (contained in
                               Exhibit 5 hereto)

               (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

               (99) Letter from Deloitte & Touch LLP regarding awareness of reviews of the unaudited interim financial information for the period ended September 30, 2002 being incorporated by reference into this Registration Statement (filed herewith).


Item 9.         Undertakings.
                ------------

         1.     The undersigned Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)     To include any prospectus required by
section 10(a)(3) of the Securities Act;

                        (ii)    To reflect in the prospectus any facts
or events arising after the effective date of this registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement.

                        (iii)   To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                        PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference herein.

                (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 25th day of November, 2002.

                                  Liquidmetal Technologies



                                  By:   /s/ John Kang
                                        ----------------------------------------
                                        John Kang
                                        President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Kang his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



          Signature                                            Title                                    Date
          ---------                                            -----                                    ----

/s/ John Kang                                        Chief Executive Officer
------------------------------------                 President and Director
John Kang                                            (Principal Executive Officer)                 November 6, 2002

/s/ Brian McDougall                                  Chief Financial Officer
------------------------------------
Brian McDougall                                      (Principal Financial and
                                                     Accounting  Officer)                          November 6, 2002

/s/ James Kang                                       Chairman of the Board of Directors            November 6, 2002
------------------------------------
James Kang

/s/ William Johnson                                  Vice Chairman of the Board
------------------------------------
William Johnson                                      of Directors                                  November 6, 2002

/s/ Shekhar Chitnis                                  Director                                      November 6, 2002
------------------------------------
Shekhar Chitnis

/s/ Ricardo A. Salas                                 Director                                      November 6, 2002
------------------------------------
Ricardo A. Salas

/s/ Jack Chitayat                                    Director                                      November 6, 2002
------------------------------------
Jack Chitayat

/s/ Tjoa Thian Song                                  Director                                      November 6, 2002
------------------------------------
Tjoa Thian Song

/s/ Jeffrey Oster                                    Director                                      November 6, 2002
------------------------------------
Jeffrey Oster

/s/ Henri Tchen                                      Director                                      November 6, 2002
------------------------------------
Henri Tchen

/s/ Betsy Atkins                                     Director                                      November 6, 2002
------------------------------------
Betsy Atkins

/s/ David Browne                                     Director                                      November 6, 2002
------------------------------------
David Browne

                                  EXHIBIT INDEX



           Exhibit No.                          Exhibit
           ----------                           -------

              (4.1)            Liquidmetal Technologies 1996 Stock Option
                               Plan (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-73716), filed on November 20, 2001 and incorporated by reference.)

              (4.2) Liquidmetal Technologies 2002 Equity Incentive Plan (filed as Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-73716), filed on November 20, 2001 and incorporated by reference.)

              (4.3) Liquidmetal Technologies 2002 Non-Employee Director Stock Option Plan (filed as Exhibit
                               10.24 to the Registrant's Registration
                               Statement on Form S-1 (Registration No.
                               333-73716), filed on November 20, 2001 and incorporated by reference.)

               (5)             Opinion of Foley & Lardner (filed herewith)

              (23.1)           Consent of Deloitte & Touche LLP (filed herewith)

              (23.2)           Consent of Foley & Lardner (contained in
                               Exhibit 5 hereto)

               (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

               (99) Letter from Deloitte & Touch LLP regarding awareness of reviews of the unaudited interim financial information for the period ended September 30, 2002 being incorporated by reference into this Registration Statement (filed herewith).